Investor Highlights June 2016

2 SINGLE-FAMILY INDUSTRY OVERVIEW Owner Occupied 64% / 74.5M units Apartments & Other Rentals 23% / 26.5M units HOMEOWNERSHIP DECLINE SUPPORTS RENTAL DEMAND TOTAL HOUSING STOCK SUBSTANTIAL GROWTH IN RENTER HOUSEHOLD DEMAND HOUSEHOLD FORMATIONS OUTPACE HOUSING SUPPLY 35% 59% 71% 76% 80% 20% 30% 40% 50% 60% 70% 80% 90% 2000 2002 2004 2006 2008 2010 2012 2014 Under 35 35 - 44 45 - 54 55 - 64 65+ 0.0 0.5 1.0 1.5 2.0 1980 1985 1990 1995 2000 2005 2010 2015 Multi Family Starts Single Family Starts Long Term Average Household Formation Rate ( I n m i l l i o n s ) (1) (2) (2) Single-Family Rentals 14% / 16.0M units (2) (1) Federal Reserve Bank of St. Louis Economic Data and U.S. Census Bureau (2) U.S. Census Bureau 1Q16 R e n t e r H o u s e h o l d s ( i n m i l l i o n s ) 30.0 32.0 34.0 36.0 38.0 40.0 42.0 44.0 2000 2005 2010 2015

3 AMH PORTFOLIO OPPORTUNITIES • Acquisition of ARPI increased total portfolio sequentially by more than 23% • Portfolio essentially stabilized TOTAL PORTFOLIO GROWTH & STABILIZATION PORTFOLIO GROWTH • Proven management platform capabilities • Ability to integrate and stabilize portfolios and properties acquired CASH FLOW GROWTH • Favorable supply and demand dynamic offers ability to achieve rental rate increases while maintaining stable occupancy • Resident approval and collections processes strengthen stability of revenue stream • Increasing in-house maintenance capability reduces maintenance costs • Refining operational processes • Shortens turn times and costs • Reduces capital expenditure levels 80% 90% 100% 20 25 30 35 40 45 50 1Q15 2Q15 3Q15 4Q15 1Q16 S i n g l e - f a m i l y P r o p e r t i e s ( i n t h o u s a n d s ) Occupancy (right axis)

SAME-HOME RESULTS HISTORY

(Amounts in thousands, except property and per property data)

	1Q15	2Q15	3Q15	4Q15	1Q16
Number of Same-Home properties	25,361	25,361	25,361	25,361	25,361
Occupancy percentage	94.4%	94.3%	93.8%	94.3%	95.8%
Core revenues	**$ 99,049**	**$ 101,650**	**$ 102,027**	**$ 103,032**	**$ 105,549**
R&M, turnover and in-house maintenance, net	6,791	10,139	11,950	8,711	7,980
Property tax, insurance and HOA fees	21,116	21,572	21,896	22,195	22,619
Property management	8,541	8,933	9,114	9,039	9,300
Core property operating expenses	36,448	40,644	42,960	39,945	39,899
Core net operating income ("Core NOI")[1]	**62,601**	**61,006**	**59,067**	**63,087**	**65,650**
	63.2%	*60.0%*	*57.9%*	*61.2%*	*62.2%*
Capital expenditures	5,977	7,171	5,834	3,893	3,338
Core NOI after capex	**$ 56,624**	**$ 53,835**	**$ 53,203**	**$ 59,194**	**$ 62,312**
YOY growth in quarterly Core NOI after capex[2]	**4.1%**	**1.1%**	**17.0%**	**14.3%**	**10.0%**
Average R&M, turnover and capex per property	**$ 503**	**$ 683**	**$ 701**	**$ 497**	**$ 446**

Increasing revenues from rental rate and fee increases, improving collections and stabilized occupancy

Platform maturation and continued expense controls lead to stable, predictable and growing cash flows

Outsized YOY growth in quarterly Core NOI after capex, with past three quarters over 10%

Reduction in expenditures resulting from platform maturation

(1) Core NOI is a supplemental non-GAAP financial measure. Refer to "Defined Terms and Non-GAAP Reconciliations" in the attached First Quarter 2016 Supplemental Information Package for definition of this metric and reconciliation to GAAP.
(2) Year over year comparisons based on respective quarterly same-home populations

4

AMERICAN Homes 4 Rent

5 BALANCE SHEET STRENGTH & FLEXIBILITY (1) • Reduce overall leverage • Unencumber balance sheet • Manage interest rate and maturity risk • Position company for attractive long-term capital FINANCING OBJECTIVESCAPITAL STRUCTURE (3/31/16) CREDIT METRICS (3/31/16) 6.5% Series D Perpetual Preferred Share Offering • 10,750,000 shares of 6.5% Series D perpetual preferred shares issued for gross proceeds of $269 million • Deleverages and allows for balance sheet unencumbering • Inaugural issuance anticipated to be $0.01 dilutive to quarterly funds from operations • Total debt to total market capitalization 37% • Net debt to Adjusted EBITDA 7.8x • Fixed charge coverage ratio 2.4x Floating Rate Debt ($993m) Fixed Rate Debt ($2,217m) Participating Preferred Shares ($458m) Perpetual Preferred Shares ($269m) Common Shares & Units ($4,692m) 37% 63% (1) (1) (3) (4) (5) (6) Refer to slide 6 for footnotes (1) – (6) (2)

6 FOOTNOTES & FORWARD-LOOKING STATEMENTS Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report for the year ended December 31, 2015 and the Company’s subsequent filings with the Securities and Exchange Commission. Slide 5 Footnotes (1) Capital structure and credit metrics have been presented with pro forma adjustment for May 2016 6.5% Series D Perpetual Preferred Share Offering. (2) Participating preferred shares presented at current liquidation value as of March 31, 2016. (3) Common shares and units presented at current market value, using NYSE AMH Class A common share closing price as of March 31, 2016. (4) Total debt to total market capitalization is calculated as total debt, which includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowing outstanding under our credit facility, divided by total market capitalization, which includes the market value of all outstanding common shares and operating partnership units (based on NYSE AMH Class A common share closing prices), current liquidation value of preferred shares and total debt. (5) Net debt to Adjusted EBITDA is calculated as total debt less unrestricted cash and cash equivalents divided by annualized Adjusted EBITDA. Adjusted EBITDA is a supplemental non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) gain or loss on conversion of convertible units and (4) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. Refer to “Defined Terms and Non-GAAP Reconciliations” in the attached First Quarter 2016 Supplemental Information Package for definition of this metric and reconciliation to GAAP. (6) Fixed charge coverage ratio is calculated as Adjusted EBITDA divided by fixed charges, which include cash interest expense incurred, principal payments on total debt and preferred dividends.

American Homes 4 Rent 2 Table of Contents Summary Earnings Press Release 3 Fact Sheet 6 Financial Information Condensed Consolidated Statements of Operations 7 Funds from Operations 8 Core Net Operating Income—Total Portfolio 9 Same-Home Results—Quarterly Comparisons 10 Same-Home Results—Operating Metrics by Market 11 Condensed Consolidated Balance Sheets 12 Debt Summary and Maturity Schedule 13 Capital Structure 14 Property Information Top 20 Markets Summary 15 Leasing Performance 16 Scheduled Lease Expirations 16 Top 20 Markets Home Price Appreciation Trends 16 Other Information Disposition Summary 17 Share Repurchase History 17 Defined Terms and Non-GAAP Reconciliations 18

American Homes 4 Rent Earnings Press Release 3 American Homes 4 Rent Reports First Quarter 2016 Financial and Operating Results AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2016. Highlights • On February 29, 2016, the Company completed its previously announced merger with American Residential Properties, Inc. ("ARPI") (see "Merger with American Residential Properties, Inc." later in this press release). • Core Funds from Operations attributable to common share and unit holders (as defined) for the first quarter of 2016 was $63.6 million, or $0.23 per FFO share and unit, compared to $41.9 million, or $0.16 per FFO share and unit, for the same period in 2015, which represents a 47.1% increase on a per share and unit basis. • Core Net Operating Income ("Core NOI") from Same-Home properties increased 4.9% year over year for the quarter ended March 31, 2016. • Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 95.9% and 96.9%, respectively, as of March 31, 2016. • Core NOI for the quarter ended March 31, 2016, was $106.2 million, a 38.9% increase from $76.5 million for the quarter ended March 31, 2015. • Total portfolio increased by 9,175 homes, including 8,936 homes acquired from ARPI, to 47,955 homes as of March 31, 2016, from 38,780 homes as of December 31, 2015. • During the first quarter of 2016, we repurchased and retired 4.9 million of our Class A common shares at a weighted- average price of $15.40 per share and a total price of $75.9 million. "We are extremely pleased with our first quarter results, during which we made strong progress across our entire platform against our strategic and operational goals,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We achieved another quarter of strong leasing performance, with a Same-Home portfolio leasing percentage of 96.9%, and captured a further acceleration in year over year Same-Home quarterly Core NOI growth to 4.9%. In addition, we closed our acquisition of ARPI and increased our total portfolio sequentially by more than 23%, which we believe will provide us with unparalleled opportunities to capture sector leading efficiencies and operating margins. As we move through the remainder of 2016, we are well-positioned with a substantially stabilized portfolio to maintain strong operating growth and drive superior returns for our shareholders.” First Quarter 2016 Financial Results Total revenues increased 48.2% to $195.2 million for the first quarter of 2016 from $131.7 million for the first quarter of 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,455 homes as of March 31, 2016, which includes 7,246 leased homes acquired from ARPI, compared to 31,183 homes as of March 31, 2015. Core NOI from Same-Home properties increased 4.9% to $65.7 million for the first quarter of 2016, compared to $62.6 million for the first quarter of 2015. This increase was primarily due to higher average occupancy levels and rental rate growth. Core NOI increased 38.9% to $106.2 million for the first quarter of 2016, compared to $76.5 million for the first quarter of 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI. Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $63.6 million, or $0.23 per FFO share and unit, for the first quarter of 2016, compared to $41.9 million, or $0.16 per FFO share and unit, for the first quarter of 2015.

American Homes 4 Rent Earnings Press Release (continued) 4 Net loss attributable to common shareholders decreased to $4.4 million for the first quarter of 2016 from $17.8 million for the first quarter of 2015 primarily related to an $11.5 million gain on the conversion of Series E convertible units to Series D convertible units. Core NOI, FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release. Merger with American Residential Properties, Inc. On February 29, 2016, the Company completed its previously announced merger with ARPI, in which ARPI merged with and into a wholly owned subsidiary of us in a stock-for-stock transaction, with our subsidiary continuing as the surviving entity (the "Merger"). Each holder of ARPI common stock received 1.135 of our Class A common shares for each share of ARPI common stock and each holder of limited partnership interests in ARPI's operating partnership received 1.135 Class A units of our operating partnership. We issued 36,546,170 Class A common shares and 1,343,843 Class A units in connection with the Merger, representing 12.7% of the total Class A common shares, Class B common shares and units of our operating partnership, collectively, as of the acquisition date. Portfolio As of March 31, 2016, the Company had 44,455 leased properties, an increase of 8,052 properties from December 31, 2015, which includes 7,246 leased properties acquired from ARPI. As of March 31, 2016, the leased percentage on Same-Home properties was 96.9%, compared to 95.3% as of December 31, 2015. Investments During the first quarter of 2016, the Company’s total portfolio grew by 9,175 homes, including 8,936 homes acquired from ARPI, to 47,955 homes as of March 31, 2016, compared to 38,780 homes as of December 31, 2015. Capital Activities and Balance Sheet During the first quarter of 2016, we repurchased and retired 4.9 million of our Class A common shares at a weighted-average price of $15.40 per share and a total price of $75.9 million. During April 2016, we repurchased and retired 1.3 million of our Class A common shares at a weighted-average price of $15.59 per share and a total price of $20.0 million. As of March 31, 2016, the Company had total outstanding debt of $3.5 billion, excluding unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted- average interest rate of 3.65% and a weighted-average term to maturity of 12.4 years. The Company’s $800.0 million credit facility, which bears interest at 1-month LIBOR plus 275 basis points, had an outstanding balance of $438.0 million at the end of the quarter. Additional Information A copy of the Company’s First Quarter 2016 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

American Homes 4 Rent Earnings Press Release (continued) 5 Conference Call A conference call is scheduled on Friday, May 6, 2016, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2016, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, May 20, 2016, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13635850#, or by using the link at www.americanhomes4rent.com, under “For Investors.” About American Homes 4 Rent American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2016, we owned 47,955 single-family properties in selected submarkets in 22 states. Forward-Looking Statements This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we are well positioned to maintain strong operating growth and continue to drive superior shareholder returns. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10- K for the year ended December 31, 2015, and in the Company’s subsequent filings with the SEC. Non-GAAP Financial Measures This press release and the First Quarter 2016 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and Core NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the First Quarter 2016 Supplemental Information Package.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31, 2016	For the Three Months Ended Mar 31, 2015
Operating Data		
Core revenues from single-family properties	$ 169,123	$ 120,740
Core net operating income	$ 106,207	$ 76,453
Core net operating income margin	62.8%	63.3%
G&A expense as % of total revenues	4.1%	4.7%
Annualized G&A expense as % of total assets	0.40%	0.38%
Adjusted EBITDA	$ 100,882	$ 65,715
Per FFO share and unit:		
FFO attributable to common share and unit holders	$ 0.25	$ 0.14
Core FFO attributable to common share and unit holders	$ 0.23	$ 0.16
Adjusted FFO attributable to common share and unit holders	$ 0.20	$ 0.12

	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Selected Balance Sheet Information - end of period					
Single-family properties, net	$ 7,561,189	$ 6,289,938	$ 6,267,464	$ 6,162,148	$ 6,037,355
Total assets	$ 8,097,710	$ 6,751,219	$ 6,907,373	$ 6,638,037	$ 6,526,078
Outstanding borrowings under credit facility	$ 438,000	$ —	$ —	$ 177,000	$ 45,000
Total debt	$ 3,469,465	$ 2,580,962	$ 2,587,172	$ 2,291,863	$ 2,164,806
Total equity capitalization	$ 5,150,343	$ 4,824,925	$ 4,672,546	$ 4,707,338	$ 4,840,764
Total market capitalization	$ 8,619,808	$ 7,405,887	$ 7,259,718	$ 6,999,201	$ 7,005,570
Total debt to total market capitalization	40.2%	34.9%	35.6%	32.7%	30.9%
NYSE AMH Class A common share closing price	$ 15.90	$ 16.66	$ 16.08	$ 16.04	$ 16.55
Portfolio Data - end of period					
Occupied single-family properties	43,907	35,958	35,232	34,293	30,185
Executed leases for future occupancy	548	445	385	610	998
Total leased single-family properties	44,455	36,403	35,617	34,903	31,183
Single-family properties in acquisition process	109	151	149	184	371
Single-family properties being renovated	211	325	661	502	1,492
Single-family properties being prepared for re-lease	136	178	283	355	838
Vacant single-family properties available for re-lease	1,242	1,432	1,389	1,116	1,008
Vacant single-family properties available for initial lease	221	246	232	387	1,661
Total single-family properties, excluding held for sale	46,374	38,735	38,331	37,447	36,553
Single-family properties held for sale	1,581	45	46	44	35
Total single-family properties	47,955	38,780	38,377	37,491	36,588
Total leased percentage (1)	95.9%	94.0%	92.9%	93.2%	85.3%
Total occupancy percentage (1)	94.7%	92.8%	91.9%	91.6%	82.6%
Same-Home leased percentage (25,361 properties)	96.9%	95.3%	94.8%	95.6%	95.9%
Same-Home occupancy percentage (25,361 properties)	95.8%	94.3%	93.8%	94.3%	94.4%
Other Data					
Distributions declared per common share	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05
Distributions declared per Series A preferred share	$ 0.31	$ 0.31	$ 0.31	$ 0.31	$ 0.31
Distributions declared per Series B preferred share	$ 0.31	$ 0.31	$ 0.31	$ 0.31	$ 0.31
Distributions declared per Series C preferred share	$ 0.34	$ 0.34	$ 0.34	$ 0.34	$ 0.34

(1) Beginning January 1, 2016, leased and occupancy percentages are calculated based on single-family properties, excluding held for sale. Prior period percentages have been restated to conform to the current presentation.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP. 6

American Homes 4 Rent Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP. 7 Condensed Consolidated Statements of Operations (Amounts in thousands, except share and per share data) (Unaudited) For the Three Months Ended Mar 31, 2016 2015 Revenues: Rents from single-family properties $ 167,995 $ 120,680 Fees from single-family properties 2,197 1,331 Tenant charge-backs 21,016 8,372 Other 3,985 1,365 Total revenues 195,193 131,748 Expenses: Property operating expenses 85,001 59,208 General and administrative expense 8,057 6,131 Interest expense 30,977 15,670 Noncash share-based compensation expense 870 696 Acquisition fees and costs expensed 5,653 5,908 Depreciation and amortization 69,517 53,664 Other 1,253 694 Total expenses 201,328 141,971 Gain on conversion of Series E units 11,463 — Remeasurement of Series E units — 1,838 Remeasurement of preferred shares (300) 120 Net income (loss) 5,028 (8,265) Noncontrolling interest 3,836 3,956 Dividends on preferred shares 5,569 5,569 Net loss attributable to common shareholders $ (4,377) $ (17,790) Weighted-average shares outstanding–basic and diluted 219,157,870 211,481,727 Net loss attributable to common shareholders per share–basic and diluted $ (0.02) $ (0.08)

American Homes 4 Rent

Funds from Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended Mar 31, 2016	For the Three Months Ended Mar 31, 2015
Net loss attributable to common shareholders	$ (4,377)	$ (17,790)
Adjustments:		
Noncontrolling interests in the Operating Partnership	3,912	3,869
Net (gain) loss on sale / impairment of single-family properties	(60)	—
Depreciation and amortization	69,517	53,664
Less: depreciation and amortization of non-real estate assets	(1,355)	(2,154)
Less: outside interest in depreciation of partially owned properties	—	(306)
FFO attributable to common share and unit holders	$ 67,637	$ 37,283
Adjustments:		
Acquisition fees and costs expensed	5,653	5,908
Noncash share-based compensation expense	870	696
Noncash interest expense related to acquired debt	576	—
Gain on conversion of Series E units	(11,463)	—
Remeasurement of Series E units	—	(1,838)
Remeasurement of preferred shares	300	(120)
Core FFO attributable to common share and unit holders	$ 63,573	$ 41,929
Recurring capital expenditures	(6,017)	(7,785)
Leasing costs	(1,929)	(2,410)
Adjusted FFO attributable to common share and unit holders	$ 55,627	$ 31,734
Per FFO share and unit:		
FFO attributable to common share and unit holders	$ 0.25	$ 0.14
Core FFO attributable to common share and unit holders	$ 0.23	$ 0.16
Adjusted FFO attributable to common share and unit holders	$ 0.20	$ 0.12
Weighted-average FFO shares and units:		
Common shares outstanding	219,157,870	211,481,727
Class A units	26,177,307	14,440,670
Series C units	19,813,038	31,085,974
Series D units	5,913,462	4,375,000
Series E units	2,836,538	4,375,000
Total weighted-average FFO shares and units	273,898,215	265,758,371

FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) noncash gain or loss on conversion of convertible units and (5) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our single-family properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP. 8

American Homes 4 Rent

Core Net Operating Income - Total Portfolio

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended Mar 31,	
	2016	2015
Rents from single-family properties	$ 167,995	$ 120,680
Fees from single-family properties	2,197	1,331
Bad debt expense	(1,069)	(1,271)
Core revenues from single-family properties	169,123	120,740
Property operating expenses (1)	85,001	53,930
Expenses reimbursed by tenant charge-backs	(21,016)	(8,372)
Bad debt expense	(1,069)	(1,271)
Core property operating expenses	62,916	44,287
Core net operating income	$ 106,207	$ 76,453
Core net operating income margin	62.8%	63.3%

(1) Property operating expenses for the three months ended March 31, 2015, reflect amounts previously presented as leased property operating expenses, which have been combined into property operating expenses to conform to the current presentation.

	For the Three Months Ended Mar 31, 2016				
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties (1)	Other & Held for Sale Properties (2)	Total Single-Family Properties
Property count	25,361	10,251	7,583	4,760	47,955
Rents from single-family properties	$ 104,863	$ 41,017	$ 9,913	$ 12,202	$ 167,995
Fees from single-family properties	1,313	577	68	239	2,197
Bad debt expense	(627)	(328)	(20)	(94)	(1,069)
Core revenues from single-family properties	105,549	41,266	9,961	12,347	169,123
Property operating expenses	52,752	22,525	3,921	5,803	85,001
Expenses reimbursed by tenant charge-backs	(12,226)	(7,351)	(353)	(1,086)	(21,016)
Bad debt expense	(627)	(328)	(20)	(94)	(1,069)
Core property operating expenses	39,899	14,846	3,548	4,623	62,916
Core net operating income	$ 65,650	$ 26,420	$ 6,413	$ 7,724	$ 106,207

(1) Former ARPI properties includes the operating activity of properties acquired through the ARPI merger from the acquisition date of February 29, 2016, through March 31, 2016.

(2) Includes 2,387 properties acquired through bulk purchases, 792 non-stabilized properties and 1,581 properties classified as held for sale.

Core Net Operating Income ("Core NOI") is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP. 9

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons

(Amounts in thousands, except property and per property data)

(Unaudited)

	For the Three Months Ended Mar 31, 2016	For the Three Months Ended Mar 31, 2015	% Change
Number of Same-Home properties	25,361	25,361	
Leased percentage as of period end	96.9%	95.9%	
Occupancy percentage as of period end	95.8%	94.4%	
Average occupancy percentage	95.1%	93.7%	
Economic occupancy percentage	94.8%	91.7%	
Retention rate	67.8%	70.1%	
Turnover rate	33.5%	33.7%	
Average contractual monthly rent (1)	$ 1,463	$ 1,420	3.0 %
Core Net Operating Income from Same-Home Properties:			
Rents from single-family properties	$ 104,863	$ 99,321	5.6 %
Fees from single-family properties	1,313	833	57.6 %
Bad debt	(627)	(1,105)	(43.3)%
Core revenues from Same-Home properties	105,549	99,049	6.6 %
Property tax	19,322	17,455	10.7 %
HOA fees, net of tenant charge-backs	2,068	2,139	(3.3)%
R&M and turnover costs, net of tenant charge-backs	7,480	6,791	10.1 %
In-house maintenance	500	—	— %
Insurance	1,229	1,522	(19.3)%
Property management	9,300	8,541	8.9 %
Core property operating expenses from Same-Home properties	39,899	36,448	9.5 %
Core net operating income	$ 65,650	$ 62,601	4.9 %
Core net operating income margin	62.2%	63.2%	
Capital expenditures	$ 3,338	$ 5,977	(44.2)%
Per property:			
Average capital expenditures	$ 132	$ 236	(44.2)%
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$ 446	$ 503	(11.4)%

(1) Average contractual monthly rent as of end of period.

Same-Home Results – Sequential Quarterly History

	For the Three Months Ended Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Core Net Operating Income from Same-Home Properties:					
Rents from single-family properties	$ 104,863	$ 102,335	$ 102,180	$ 101,355	$ 99,321
Fees from single-family properties	1,313	1,266	1,439	1,388	833
Bad debt	(627)	(569)	(1,592)	(1,093)	(1,105)
Core revenues from Same-Home properties	105,549	103,032	102,027	101,650	99,049
Property tax	19,322	18,683	18,489	18,296	17,455
HOA fees, net of tenant charge-backs	2,068	2,142	2,085	2,090	2,139
R&M and turnover costs, net of tenant charge-backs	7,480	8,711	11,950	10,139	6,791
In-house maintenance	500	—	—	—	—
Insurance	1,229	1,370	1,322	1,186	1,522
Property management	9,300	9,039	9,114	8,933	8,541
Core property operating expenses from Same-Home properties	39,899	39,945	42,960	40,644	36,448
Core net operating income	$ 65,650	$ 63,087	$ 59,067	$ 61,006	$ 62,601
Core net operating income margin	62.2%	61.2%	57.9%	60.0%	63.2%
Capital expenditures	$ 3,338	$ 3,893	$ 5,834	$ 7,171	$ 5,977
Per property:					
Average capital expenditures	$ 132	$ 154	$ 230	$ 283	$ 236
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$ 446	$ 497	$ 701	$ 683	$ 503

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.

10

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Gross Book Value per Property	% of 1Q16 NOI	Average Contractual Monthly Rent (1) Mar 31, 2016	Mar 31, 2015	% Change
Dallas-Fort Worth, TX	2,351	$ 161,751	9.2%	$ 1,573	$ 1,517	3.7%
Indianapolis, IN	2,208	151,466	7.7%	1,304	1,279	2.0%
Atlanta, GA	1,544	170,292	6.1%	1,415	1,361	4.0%
Greater Chicago area, IL and IN	1,500	175,717	5.3%	1,687	1,651	2.1%
Cincinnati, OH	1,444	174,885	5.8%	1,463	1,428	2.5%
Houston, TX	1,335	178,650	4.4%	1,645	1,603	2.6%
Charlotte, NC	1,307	172,399	5.6%	1,416	1,366	3.6%
Nashville, TN	1,105	207,098	5.8%	1,600	1,554	2.9%
Jacksonville, FL	1,067	151,405	3.8%	1,351	1,311	3.0%
Raleigh, NC	967	181,024	4.1%	1,400	1,356	3.3%
Phoenix, AZ	941	156,323	3.4%	1,185	1,144	3.5%
Columbus, OH	914	152,659	3.7%	1,440	1,392	3.5%
Tampa, FL	866	197,287	3.3%	1,595	1,550	2.9%
Salt Lake City, UT	744	219,954	3.8%	1,502	1,478	1.6%
Las Vegas, NV	664	174,224	2.7%	1,373	1,328	3.4%
Orlando, FL	656	169,261	2.4%	1,464	1,407	4.1%
Austin, TX	439	150,189	1.4%	1,413	1,348	4.8%
Greensboro, NC	412	170,941	1.6%	1,358	1,311	3.6%
San Antonio, TX	404	152,827	1.5%	1,415	1,365	3.7%
Charleston, SC	402	180,136	1.6%	1,520	1,477	2.9%
All Other (2)	4,091	181,205	16.8%	1,446	1,408	2.7%
Total / Average	25,361	$ 172,812	100.0%	$ 1,463	$ 1,420	3.0%

Market	Average Occupancy Percentage 1Q16	1Q15	Change
Dallas-Fort Worth, TX	96.3%	95.4%	0.9 %
Indianapolis, IN	94.5%	90.5%	4.0 %
Atlanta, GA	96.2%	96.6%	(0.4)%
Greater Chicago area, IL and IN	94.7%	93.8%	0.9 %
Cincinnati, OH	93.7%	92.5%	1.2 %
Houston, TX	93.8%	93.6%	0.2 %
Charlotte, NC	95.6%	95.2%	0.4 %
Nashville, TN	95.0%	94.1%	0.9 %
Jacksonville, FL	94.8%	94.6%	0.2 %
Raleigh, NC	95.9%	94.0%	1.9 %
Phoenix, AZ	96.4%	94.4%	2.0 %
Columbus, OH	95.9%	94.6%	1.3 %
Tampa, FL	94.7%	96.2%	(1.5)%
Salt Lake City, UT	95.9%	91.7%	4.2 %
Las Vegas, NV	96.0%	94.6%	1.4 %
Orlando, FL	95.7%	95.2%	0.5 %
Austin, TX	94.1%	96.1%	(2.0)%
Greensboro, NC	94.5%	94.5%	— %
San Antonio, TX	96.3%	95.5%	0.8 %
Charleston, SC	92.9%	93.2%	(0.3)%
All Other (2)	94.3%	91.7%	2.6 %
Total / Average	95.1%	93.7%	1.4 %

(1) Average contractual monthly rent as of end of period.
(2) Represents 19 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.

11

American Homes 4 Rent Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP. 12 Condensed Consolidated Balance Sheets (Amounts in thousands) Mar 31, 2016 Dec 31, 2015 (Unaudited) Assets Single-family properties: Land $ 1,474,902 $ 1,229,017 Buildings and improvements 6,434,859 5,469,533 Single-family properties held for sale 123,575 7,432 8,033,336 6,705,982 Less: accumulated depreciation (472,147) (416,044) Single-family properties, net 7,561,189 6,289,938 Cash and cash equivalents 71,438 57,686 Restricted cash 132,082 111,282 Rent and other receivables, net 16,998 13,936 Escrow deposits, prepaid expenses and other assets 142,828 121,627 Deferred costs and other intangibles, net 26,854 10,429 Asset-backed securitization certificates 25,666 25,666 Goodwill 120,655 120,655 Total assets $ 8,097,710 $ 6,751,219 Liabilities Credit facility $ 438,000 $ — Asset-backed securitizations, net 2,799,267 2,473,643 Exchangeable senior notes, net 105,618 — Secured note payable 50,522 50,752 Accounts payable and accrued expenses 200,946 154,751 Amounts payable to affiliates — 4,093 Contingently convertible Series E units liability — 69,957 Preferred shares derivative liability 63,090 62,790 Total liabilities 3,657,443 2,815,986 Commitments and contingencies Equity Shareholders' equity: Class A common shares 2,389 2,072 Class B common shares 6 6 Preferred shares 171 171 Additional paid-in capital 3,997,747 3,554,063 Accumulated deficit (313,364) (296,865) Accumulated other comprehensive loss (62) (102) Total shareholders' equity 3,686,887 3,259,345 Noncontrolling interest 753,380 675,888 Total equity 4,440,267 3,935,233 Total liabilities and equity $ 8,097,710 $ 6,751,219

American Homes 4 Rent

Debt Summary and Maturity Schedule as of March 31, 2016
(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:				
Credit facility (2)	$ 438,000	12.6%	3.19%	2.5
AH4R 2014-SFR1 (3)	472,553	13.6%	1.98%	3.2
ARP 2014-SFR1 (4)	342,115	9.9%	2.55%	3.4
Total floating rate debt	1,252,668	36.1%	2.56%	3.0
Fixed rate debt:				
AH4R 2014-SFR2	506,022	14.6%	4.42%	8.5
AH4R 2014-SFR3	521,788	15.0%	4.40%	8.7
AH4R 2015-SFR1 (5)	547,739	15.8%	4.14%	29.0
AH4R 2015-SFR2 (5)	475,726	13.7%	4.36%	29.5
Exchangeable senior notes	115,000	3.3%	3.25%	2.6
Secured note payable	50,522	1.5%	4.06%	3.3
Total fixed rate debt	2,216,797	63.9%	4.26%	17.7
Total debt	$ 3,469,465	100.0%	3.65%	12.4
Unamortized discounts and loan costs	(76,058)			
Total debt per balance sheet	$ 3,393,407			

Note: Total interest expense for the three months ended March 31, 2016, includes $2.7 million of loan cost amortization and $0.6 million of noncash interest expense related to acquired debt. Total interest expense capitalized during the three months ended March 31, 2016, was $0.6 million.

Year	Floating Rate (6)	Fixed Rate	Total	% of Total
Remaining 2016	$ 3,608	$ 16,228	$ 19,836	0.6%
2017	4,810	21,683	26,493	0.8%
2018	442,810	136,723	579,533	16.7%
2019	801,440	68,564	870,004	25.1%
2020	—	20,714	20,714	0.6%
2021	—	20,714	20,714	0.6%
2022	—	20,714	20,714	0.6%
2023	—	20,714	20,714	0.6%
2024	—	957,420	957,420	27.6%
2025	—	10,302	10,302	0.3%
Thereafter (5)	—	923,021	923,021	26.5%
Total	$ 1,252,668	$ 2,216,797	$ 3,469,465	100.0%

(1) Interest rates on floating rate debt reflect stated rates as of end of period.

(2) Our credit facility provides for a borrowing capacity of up to $800.0 million through June 2016, with outstanding borrowings due September 2018, and bears interest at 1-month LIBOR plus 2.75% (3.125% beginning in March 2017). Balance reflects borrowings outstanding as of end of period. Years to maturity based on final maturity date in September 2018.

(3) AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of 1-month LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%, and has an interest rate cap agreement for the initial two-year term with a LIBOR-based strike rate of 3.85%. Years to maturity reflects a fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company's election, provided there is no event of default and compliance with certain other terms.

(4) ARP 2014-SFR1 bears interest at a duration-weighted blended interest rate of 1-month LIBOR plus 2.11% and has an interest rate cap agreement for the initial two-year term with a LIBOR-based strike rate of 3.12%. Years to maturity reflects a fully extended maturity date of September 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company's election, provided there is no event of default and compliance with certain other terms.

(5) AH4R 2015-SFR1 and AH4R 2015-SFR2 have maturity dates in April 2045 and October 2045, respectively, with anticipated repayment dates in April 2025 and October 2025, respectively. In the event the loans are not repaid by each respective anticipated repayment date, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the "on the run" United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

(6) Reflects credit facility based on final maturity date of September 2018, AH4R 2014-SFR1 based on fully extended maturity date of June 2019 and ARP 2014-SFR1 based on fully extended maturity date of September 2019.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP. 13

American Homes 4 Rent

Capital Structure as of March 31, 2016
(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$ 1,252,668	
Fixed rate debt		2,216,797	
Total debt		3,469,465	40.2%
Common shares outstanding (1)	239,554,492		
Operating partnership units (1)	55,573,368		
Total shares and units	295,127,860		
NYSE AMH Class A common share closing price at March 31, 2016	$ 15.90		
Market value of common shares and operating partnership units		4,692,533	
Participating preferred shares (see below)		457,810	
Total equity capitalization		5,150,343	59.8%
Total market capitalization		$ 8,619,808	100.0%

(1) Reflects total common shares and operating partnership units outstanding as of end of period.

Participating Preferred Shares

Series	Initial Redemption Period	Outstanding Shares	Initial Liquidation Value Per Share	Initial Liquidation Value Total	Current Liquidation Value (1) Per Share	Current Liquidation Value (1) Total	Annual Dividend Per Share	Annual Dividend Amount
5.0% Series A	9/30/2017-9/30/2020	5,060,000	$ 25.00	$ 126,500	$ 27.00	$ 136,643	$ 1.250	$ 6,325
5.0% Series B	9/30/2017-9/30/2020	4,400,000	$ 25.00	110,000	$ 27.00	118,820	$ 1.250	5,500
5.5% Series C	3/31/2018-3/31/2021	7,600,000	$ 25.00	190,000	$ 26.62	202,347	$ 1.375	10,450
		17,060,000		$ 426,500		$ 457,810		$ 22,275

(1) Current liquidation value reflects initial liquidation value, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the "For Investors" page of the Company's website.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.

14

American Homes 4 Rent

Top 20 Markets Summary as of March 31, 2016

Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,348	9.4%	$ 160,622	2,120	12.4
Atlanta, GA	3,837	8.3%	162,554	2,110	15.3
Houston, TX	3,154	6.8%	161,837	2,114	10.4
Indianapolis, IN	2,901	6.3%	150,684	1,933	13.5
Phoenix, AZ	2,783	6.0%	160,752	1,814	13.6
Charlotte, NC	2,713	5.9%	171,667	2,016	12.8
Nashville, TN	2,352	5.1%	195,979	2,084	11.8
Greater Chicago area, IL and IN	2,062	4.4%	180,062	1,899	14.7
Cincinnati, OH	1,953	4.2%	171,549	1,846	13.9
Raleigh, NC	1,824	3.9%	175,110	1,844	11.5
Tampa, FL	1,678	3.6%	186,558	1,961	12.5
Jacksonville, FL	1,593	3.4%	152,439	1,906	12.2
Orlando, FL	1,557	3.4%	168,859	1,871	14.9
Columbus, OH	1,450	3.1%	154,624	1,828	14.7
Salt Lake City, UT	1,048	2.3%	219,892	2,131	14.9
Las Vegas, NV	1,024	2.2%	173,959	1,841	13.2
San Antonio, TX	1,004	2.2%	154,069	2,010	13.1
Winston Salem, NC	761	1.6%	148,605	1,729	12.3
Austin, TX	695	1.5%	150,733	1,850	11.9
Charleston, SC	681	1.5%	178,094	1,849	10.3
All Other (3)	6,956	15.0%	186,159	1,876	13.1
Total / Average	46,374	100.0%	$ 170,565	1,959	13.1

Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases
Dallas-Fort Worth, TX	96.4%	95.2%	$ 1,560	4.8%	6.1 %
Atlanta, GA	93.8%	92.9%	1,358	4.9%	7.9 %
Houston, TX	95.5%	94.2%	1,567	3.9%	2.5 %
Indianapolis, IN	96.1%	94.8%	1,303	1.5%	2.2 %
Phoenix, AZ	97.8%	97.2%	1,138	4.1%	7.6 %
Charlotte, NC	95.5%	94.4%	1,401	5.0%	6.1 %
Nashville, TN	95.3%	94.3%	1,561	3.9%	3.8 %
Greater Chicago area, IL and IN	97.5%	95.7%	1,707	3.0%	(0.1)%
Cincinnati, OH	96.2%	94.8%	1,455	3.5%	2.4 %
Raleigh, NC	95.2%	94.4%	1,370	4.5%	5.5 %
Tampa, FL	95.5%	94.5%	1,546	4.6%	4.6 %
Jacksonville, FL	95.4%	94.1%	1,348	4.0%	5.5 %
Orlando, FL	95.8%	94.9%	1,419	4.7%	6.4 %
Columbus, OH	98.6%	97.2%	1,440	4.0%	4.9 %
Salt Lake City, UT	96.9%	96.0%	1,494	2.7%	4.2 %
Las Vegas, NV	96.6%	95.8%	1,336	4.0%	6.4 %
San Antonio, TX	96.4%	95.5%	1,409	4.6%	5.8 %
Winston Salem, NC	95.8%	94.1%	1,215	4.0%	3.7 %
Austin, TX	96.7%	95.7%	1,395	4.4%	7.6 %
Charleston, SC	93.2%	91.8%	1,504	4.7%	4.4 %
All Other (3)	95.3%	93.8%	1,483	4.2%	4.7 %
Total / Average	95.9%	94.7%	$ 1,441	4.1%	4.7 %

(1) Property and leasing information excludes held for sale properties.
(2) Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of end of period.
(3) Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.

15

American Homes 4 Rent

Leasing Performance

	1Q15	2Q15	3Q15	4Q15	1Q16
Average change in rent for re-leases	1.1%	4.6%	5.0%	2.4%	4.7%
Average change in rent for renewals	3.6%	2.4%	3.3%	3.7%	4.1%

Scheduled Lease Expirations

	MTM	2Q16	3Q16	4Q16	1Q17	Thereafter
Lease expirations	2,084	13,564	10,290	7,080	10,687	750

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency ("FHFA"), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted "Purchase-Only Index" for the "100 Largest Metropolitan Statistical Areas", which is used for purposes of computing the "HPA Factor" for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)							
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	HPA Index Change
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	119.8	124.8	126.8	127.6	27.6 %
Indianapolis, IN	100.0	106.4	112.3	113.9	116.8	117.4	117.8	17.8 %
Atlanta, GA	100.0	114.2	122.3	124.7	131.6	132.6	132.0	32.0 %
Charlotte, NC	100.0	113.4	118.8	120.1	126.2	124.9	126.8	26.8 %
Greater Chicago area, IL and IN	100.0	111.0	115.1	114.0	119.7	120.9	118.8	18.8 %
Houston, TX	100.0	110.8	123.1	123.0	126.8	128.6	130.1	30.1 %
Cincinnati, OH	100.0	104.9	111.2	110.3	114.0	116.5	115.7	15.7 %
Tampa, FL	100.0	113.0	121.1	123.1	127.5	131.6	132.3	32.3 %
Jacksonville, FL	100.0	114.2	121.7	121.3	130.8	132.0	127.7	27.7 %
Nashville, TN	100.0	111.0	117.4	120.6	125.8	126.5	131.1	31.1 %
Raleigh, NC	100.0	106.7	111.6	114.1	116.9	120.8	120.0	20.0 %
Phoenix, AZ	100.0	118.0	123.3	125.9	129.4	133.9	135.9	35.9 %
Columbus, OH	100.0	108.9	114.5	117.2	120.8	123.1	120.8	20.8 %
Salt Lake City, UT	100.0	109.4	114.5	117.4	120.4	123.7	123.2	23.2 %
Orlando, FL	100.0	110.3	123.5	124.4	129.3	131.8	135.4	35.4 %
Las Vegas, NV	100.0	125.1	141.3	141.8	142.9	149.4	149.0	49.0 %
San Antonio, TX	100.0	101.1	108.0	113.0	117.3	116.0	113.9	13.9 %
Denver, CO	100.0	111.0	121.5	128.1	134.2	136.4	136.5	36.5 %
Austin, TX	100.0	110.1	122.2	127.3	133.7	134.3	133.9	33.9 %
Greenville, SC	100.0	104.1	110.8	114.9	116.7	115.0	117.8	17.8 %
Average								**27.3 %**

(1) Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through December 31, 2015. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2) Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.

16

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 1Q16	
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	504	6	510	3	$ 381
Indianapolis, IN	123	289	412	2	210
Phoenix, AZ	16	139	155	3	445
Fort Myers, FL	4	146	150	—	—
Atlanta, GA	20	56	76	39	3,486
Miami, FL	10	57	67	—	—
Central Valley, CA	—	51	51	—	—
Denver, CO	1	25	26	1	223
San Antonio, TX	1	21	22	1	154
Memphis, TN	6	11	17	1	47
All Other (2)	31	64	95	16	2,741
Total	**716**	**865**	**1,581**	**66**	**$ 7,687**

(1) Reflects single-family properties held for sale as of March 31, 2016.
(2) Represents 19 markets in 13 states.

Share Repurchase History
(Amounts in thousands, except share and per share data)

Board authorization announced on 9/21/15: $ 300,000

Quarterly Period	Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
3Q15	3,407,046	$ 53,679	$ 15.76
4Q15	226,556	3,601	15.89
1Q16	4,930,783	75,947	15.40
Total	**8,564,385**	**$ 133,227**	**$ 15.56**

Remaining authorization: $ 166,773

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.

17

American Homes 4 Rent 18 Defined Terms and Non-GAAP Reconciliations Average Change in Rent for Re-Leases Average change in rent for re-leases is calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property. Average Change in Rent for Renewals Average change in rent for renewals is calculated as the percentage change in rent on non-month-to-month lease renewals during the period. Core Net Operating Income ("Core NOI") Core NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge- backs and bad debt expense. Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) depreciation and amortization, (4) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (5) noncash share-based compensation expense, (6) interest expense, (7) general and administrative expense, (8) other expenses and (9) other revenues. We consider Core NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. Core NOI should be considered only as a supplement to net income (loss) as a measure of our performance. Core NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI also should not be used as a substitute for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent 19 Defined Terms and Non-GAAP Reconciliations (continued) The following is a reconciliation of net income (loss), determined in accordance with GAAP, to Core NOI for the three months ended March 31, 2016 and 2015 (amounts in thousands): For the Three Months Ended Mar 31, 2016 2015 (Unaudited) (Unaudited) Net income (loss) $ 5,028 $ (8,265) Remeasurement of preferred shares 300 (120) Remeasurement of Series E units — (1,838) Gain on conversion of Series E units (11,463) — Depreciation and amortization 69,517 53,664 Acquisition fees and costs expensed 5,653 5,908 Noncash share-based compensation expense 870 696 Interest expense 30,977 15,670 General and administrative expense 8,057 6,131 Property operating expenses for vacant single-family properties (1) — 5,278 Other expenses 1,253 694 Other revenues (3,985) (1,365) Tenant charge-backs 21,016 8,372 Expenses reimbursed by tenant charge-backs (21,016) (8,372) Bad debt expense excluded from operating expenses 1,069 1,271 Bad debt expense included in revenues (1,069) (1,271) Core net operating income $ 106,207 $ 76,453 (1) Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the condensed consolidated statements of operations. EBITDA / Adjusted EBITDA EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) gain or loss on conversion of convertible units and (4) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. We consider Adjusted EBITDA to be a meaningful financial measure of operating performance because it excludes the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent 20 Defined Terms and Non-GAAP Reconciliations (continued) The following is a reconciliation of net income (loss), determined in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2016 and 2015 (amounts in thousands): For the Three Months Ended Mar 31, 2016 2015 (Unaudited) (Unaudited) Net income (loss) $ 5,028 $ (8,265) Depreciation and amortization 69,517 53,664 Interest expense 30,977 15,670 EBITDA $ 105,522 $ 61,069 Acquisition fees and costs expensed 5,653 5,908 Noncash share-based compensation expense 870 696 Gain on conversion of Series E units (11,463) — Remeasurement of preferred shares 300 (120) Remeasurement of Series E units — (1,838) Adjusted EBITDA $ 100,882 $ 65,715 Economic Occupancy Economic occupancy is calculated as core revenues divided by the product of (1) average contractual monthly rent, (2) total number of properties and (3) number of months in period. FFO / Core FFO / Adjusted FFO attributable to common share and unit holders FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) noncash gain or loss on conversion of convertible units and (5) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties. We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance

American Homes 4 Rent 21 Defined Terms and Non-GAAP Reconciliations (continued) since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net income (loss) per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs. Refer to Funds from Operations for a reconciliation of these metrics to net loss attributable to common shareholders, determined in accordance with GAAP. FFO Shares and Units FFO shares and units includes weighted-average common shares and operating partnership units outstanding. Leased Property A property is classified as leased upon the execution (i.e., signature) of a lease agreement. Occupied Property A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature). Retention Rate Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period. Same-Home Property A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale. Stabilized Property Single-family properties that we acquire individually (i.e., not through a bulk purchase) are classified as either stabilized or non- stabilized. A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. Total Debt Total Debt includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our credit facility as of end of period and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs.

American Homes 4 Rent 22 Defined Terms and Non-GAAP Reconciliations (continued) Total Equity Capitalization Total equity capitalization represents the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of end of period) and the current liquidation value of preferred shares as of end of period. Total Market Capitalization Total market capitalization includes total equity capitalization and total debt. Turnover Rate Turnover rate is calculated as the number of tenant move-outs during the period, divided by total number of properties.

Corporate Information
American Homes 4 Rent
30601 Agoura Road, Suite 200
Agoura Hills, CA 91301
Phone: (805) 413-5300
Website: www.americanhomes4rent.com

Investor Relations
Phone: (855) 794-AH4R (2447)
Email: investors@ah4r.com

Executive Management
David P. Singelyn
Chief Executive Officer

Jack Corrigan
Chief Operating Officer

Diana M. Laing
Chief Financial Officer


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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

Bank of America / Merrill Lynch
Jana Galan
jana.galan@baml.com
(646) 855-3081

FBR Capital Markets & Co
Patrick Kealey
pkealey@fbr.com
(703) 312-9656

GS Global Investment Research
Andrew Rosivach
andrew.rosivach@gs.com
(212) 902-2796

JP Morgan Securities
Anthony Paolone
anthony.paolone@jpmorgan.com
(212) 622-6682

Keefe, Bruyette & Woods, Inc.
Jade Rahmani
jrahmani@kbw.com
(212) 887-3882

Morgan Stanley
Greg Van Winkle
gregory.van.winkle@morganstanley.com
(212) 761-4968

Raymond James & Associates, Inc.
Buck Horne
buck.horne@raymondjames.com
(727) 567-2561

Wells Fargo Securities
Jeff Donnelly
jeff.donnelly@wellsfargo.com
(617) 603-4262

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com
(212) 993-5833

(1) The sell-side analysts listed above follow American Homes 4 Rent ("AH4R"). Any opinions, estimates or forecasts regarding AH4R's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AH4R or its management. AH4R does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.